Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227436

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $0.01 per share)	666,098(1)(2)	$37.68(4)	$25,098,572.64(4)	$3,041.95(6)
Common Stock (par value $0.01 per share)	207,652(1)(3)	$94.08(5)	$19,535,900.16(5)	$2,367.75(6)
Total	873,750	N/A	$44,634,472.80	$5,409.70

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of additional shares of the common stock of Fiserv, Inc. (“Fiserv,” the “registrant”, “we,” “our” or “us”), par value $0.01 per share (the “Common Stock”), which may be offered and issued to prevent dilution resulting from adjustments as a result of stock splits, stock dividends or similar transactions.

(2)

Represents the maximum number of shares of our Common Stock issuable to former employees and consultants of First Data Corporation (the “Former Employees”) under outstanding stock options granted under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates and the First Data Corporation 2015 Omnibus Incentive Plan. All such awards were assumed by us in connection with the merger of 300 Holdings, Inc. (“Merger Sub”), a direct, wholly owned subsidiary of Fiserv, with and into First Data Corporation (“First Data”) with First Data surviving as a direct, wholly owned subsidiary of Fiserv (the “Merger”). The Merger closed on July 29, 2019.

(3)

Represents the maximum number of shares of our Common Stock issuable to Former Employees under outstanding restricted stock unit awards granted under the First Data Corporation 2015 Omnibus Incentive Plan. All such awards were assumed by us in connection with the Merger.

(4)

Pursuant to Rule 457(h)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price with respect to the outstanding stock options is based on the weighted-average price at which the options may be exercised, which is $37.68, calculated as the quotient of (x) $25,098,572.64 (the weighted aggregate exercise price of the options held by the Former Employees), divided by (y) 666,098 (which is the number of shares of the Common Stock deliverable upon exercise of the options held by Former Employees).

(5)

Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share and proposed maximum aggregate offering price with respect to the outstanding restricted stock unit awards are based on $94.08, which is the average of the high and low prices per share of Common Stock on July 24, 2019, as quoted on The NASDAQ Global Select Market.

(6)	Computed in accordance with Rule 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 20, 2018)

873,750 Shares of Common Stock

Of

FISERV, INC.

Fiserv, Inc. (“Fiserv”) is registering a total of up to 873,750 shares of its common stock, par value $0.01 per share, that are issuable upon the vesting, settlement or exercise of certain equity awards with respect to shares of common stock of First Data Corporation (“First Data”) held by former employees and consultants of First Data (or their respective legal successors) (“Former Employees”) that were assumed by Fiserv and converted into equity awards with respect to shares of common stock of Fiserv (subject to appropriate adjustments to the number of shares and, if applicable, exercise price) in connection with Fiserv’s acquisition of First Data completed on July 29, 2019. Up to approximately 666,098 shares of Fiserv Common Stock are issuable upon exercise of the assumed stock options described herein. Fiserv will receive the exercise or purchase price of such options if and when such options are exercised or purchased, except that Fiserv will not receive any proceeds if the assumed stock options are exercised on a cashless basis. Fiserv intends to use any such proceeds for general corporate purposes. Up to approximately 207,652 shares of Fiserv Common Stock are issuable upon vesting and settlement of the other assumed equity awards described herein. Fiserv will not receive any proceeds from the vesting or settlement of such equity awards.

Fiserv’s common stock is listed for trading on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “FISV.” On July 26, 2019, the last reported sales price of Fiserv Common Stock on the NASDAQ was $102.30 per share.

Investing in securities involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 29, 2019.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. In the event that the description of the offering in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

We have not authorized any person to provide you with different or additional information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”) is accurate as of any date other than its respective date. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us” and “Fiserv” refer to Fiserv, Inc., a Wisconsin corporation, and its consolidated subsidiaries.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3, including exhibits, with respect to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•

information we file with the SEC after the date of this prospectus supplement will automatically update and supersede information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, after the date of this prospectus supplement and before the end of the offering of the securities pursuant to this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 filed with the SEC on May 1, 2019 and July 26, 2019, respectively;

•

our Current Reports on Form 8-K dated January  16, 2019, January  17, 2019, February 5, 2019, April  4, 2019, April  18, 2019, May  22, 2019, June 10, 2019, June 10, 2019, June 17, 2019, June 24, 2019, July 1, 2019, July  17, 2019, July 23, 2019 and July 29, 2019;

•

the information in the Definitive Proxy Statement for our 2019 annual meeting filed with the SEC on April  9, 2019 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, dated September 3, 1986, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits furnished under Item 9.01, are not incorporated by reference into this prospectus supplement.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Fiserv, Inc.

255 Fiserv Drive

Brookfield, WI 53045

(262) 879-5000

Attention: Secretary

You can also find these filings on our website at www.fiserv.com. We are not incorporating the information on our website other than these filings into this prospectus supplement.

S-iii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe our future plans, objectives or goals are also forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. The factors that may affect our results include, among others: pricing and other actions by competitors; the capacity of our technology to keep pace with a rapidly evolving marketplace; the impact of a security breach or operational failure on our business; the effect of legislative and regulatory actions in the United States and internationally; our ability to comply with government regulations; our ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of our strategic initiatives; the impact of market and economic conditions on the financial services industry; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2018 and in other documents that we file with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus supplement or the date of the incorporated document. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus supplement.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, including the “Risk Factors” section beginning on page S-3 of this prospectus supplement, the accompanying prospectus and the information incorporated by reference carefully.

Company Overview

Fiserv

We are a leading global provider of financial services technology. We are publicly traded on the NASDAQ Global Select Market and part of the S&P 500 Index. We serve over 12,000 clients worldwide, including banks, credit unions, investment management firms, leasing and finance companies, billers, retailers and merchants. We provide account processing systems; electronic payments processing products and services, such as electronic bill payment and presentment services, account-to-account transfers, person-to-person payments, debit and credit card processing and services, and payments infrastructure services; internet and mobile banking systems; and related services, including card and print personalization services, item processing and source capture services, loan origination and servicing products, and fraud and risk management products and services. Most of the services we provide are necessary for our clients to operate their businesses and are, therefore, non-discretionary in nature. Our operations are principally located in the United States, where we operate data and transaction processing centers, provide technology support, develop software and payment solutions, and offer consulting services. In 2018, we had $5.8 billion in total revenue, $1.8 billion in operating income and $1.6 billion of net cash provided by operating activities from continuing operations. In the first half of 2019, we had $3.01 billion in total revenue, $757 million in operating income and $579 million of net cash provided by operating activities from continuing operations.

We have grown our business by developing highly specialized product and service enhancements, extending our capabilities through innovation, welcoming new clients, selling additional products and services to existing clients, and acquiring businesses that complement ours, all of which have enabled us to deliver a wide range of integrated products and services and have created new opportunities for growth. Our operations are reported in the Payments and Industry Products (“Payments”) and Financial Institution Services (“Financial”) business segments.

Our principal executive offices are located at 255 Fiserv Drive, Brookfield, WI 53045, and our telephone number is (262) 879-5000.

Payments

The businesses in our Payments segment provide financial institutions and other companies with the products and services required to process electronic payment transactions and to offer their customers access to financial services and transaction capability through digital channels. Financial institutions and other companies have increasingly relied on third-party providers for those products and services, either on a licensed software or outsourced basis. This is driven by the increasing number of payment transactions being completed electronically as our clients’ customers seek the convenience of 24-hour digital access to their financial accounts. Within the Payments segment, we primarily provide electronic bill payment and presentment services, internet and mobile banking software and services, account-to-account transfers, person-to-person payment services, debit and credit card processing and services, payments infrastructure services, and other electronic payments software and services. Our businesses in this segment also provide card and print personalization services, investment account processing services for separately managed accounts, and fraud and risk management products and services.

Financial

The businesses in our Financial segment provide financial institutions with the products and services they need to run their operations. By licensing software from third parties or outsourcing their processing requirements by contracting with third-party processors, financial institutions are typically able to reduce costs and enhance their products, services, capacity and capabilities. For example, the licensing of software reduces the need for costly technical expertise within a financial institution, and outsourcing processing operations reduces the infrastructure and other costs required to operate systems internally. Within the Financial segment, we provide financial institutions with account processing services, item processing and source capture services, loan origination and servicing products, cash management and consulting services, and other products and services that support numerous types of financial transactions. Many of the products and services that we sell are integrated with solutions from our Payments segment, such as electronic bill payment and presentment, internet and mobile banking, debit processing and network services, and person-to-person payments.

Merger with First Data

The Merger closed on July 29, 2019. On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, of First Data (“First Data Class A Common Stock”) and Class B common stock, par value $0.01 per share, of First Data (“First Data Class B Common Stock” and, together with the First Data Class A Common Stock, the “First Data Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of First Data Common Stock held by First Data as treasury stock, First Data restricted shares and any shares of First Data Common Stock owned by Fiserv, First Data or any subsidiary of Fiserv or First Data (with limited exceptions)) was converted into the right to receive 0.303 of a share (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Fiserv (the “Fiserv Common Stock”), with cash payable in lieu of any fractional shares of Fiserv Common Stock.

The Offering

The following is a brief summary of some of the terms of this offering:

Issuer	Fiserv, Inc.

Securities Offered	873,750 shares of Fiserv Common Stock, par value $0.01 per share, that are issuable upon the vesting, settlement or exercise of certain equity awards with respect to shares of First Data Common Stock held by Former Employees (or their respective legal successors) that were assumed by Fiserv and converted into equity awards with respect to shares of Fiserv Common Stock (subject to appropriate adjustments to the number of shares and, if applicable, exercise price) in connection with the completion of the Merger on July 29, 2019.

Use of Proceeds	Fiserv will receive the exercise or purchase price of such options if and when such options are exercised or purchased, except that Fiserv will not receive any proceeds if the assumed stock options are exercised on a cashless basis. Fiserv intends to use any such proceeds for general corporate purposes. Fiserv will not receive any proceeds from the vesting or settlement of the other assumed equity awards described in this prospectus supplement.

NASDAQ Symbol	FISV

RISK FACTORS

You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information discussed in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (which is incorporated by reference into this prospectus supplement and the accompanying prospectus) and any discussions of risk factors included in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed after the date of this prospectus supplement (which will automatically be incorporated by reference into this prospectus supplement and the accompanying prospectus). We encourage you to read those risk factors in their entirety. Any of the risks described therein could result in a significant or adverse effect on our results of operations or financial condition.

USE OF PROCEEDS

Fiserv will receive the exercise or purchase price of such options if and when such options are exercised or purchased, except that Fiserv will not receive any proceeds if the assumed stock options are exercised on a cashless basis. Fiserv intends to use any such proceeds for general corporate purposes. Fiserv will not receive any proceeds from the vesting or settlement of the other assumed equity awards described in this prospectus supplement.

LEGACY FIRST DATA PLANS

Effective as of July 29, 2019, Merger Sub merged with and into First Data, with First Data surviving as a wholly owned subsidiary of Fiserv. Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, Fiserv assumed certain outstanding stock options, restricted stock awards and restricted stock unit awards (collectively, the “Legacy First Data Awards”) granted by First Data under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates (the “2007 Plan”) and the First Data Corporation 2015 Omnibus Incentive Plan (the “2015 Plan” and collectively, the “Legacy First Data Plans”) with respect to shares of First Data Common Stock.

Upon the completion of the Merger, the Legacy First Data Awards were converted into corresponding awards with respect to Fiserv Common Stock, subject to appropriate adjustments to the number of shares and, where applicable, the exercise price of each such equity award. Accordingly, unless expressly noted otherwise, references to First Data Common Stock, First Data Class A Common Stock or First Data Class B Common Stock below should be read to refer to Fiserv Common Stock upon the completion of the Merger, subject to the foregoing adjustments, references to “committee” below should be read to refer to the Governance, Compensation and Nominations Committee of the board of directors of First Data prior to the completion of the Merger and the Compensation Committee of the board of directors of Fiserv following the completion of the Merger, and references to the “board of directors” should be read to refer to the board of directors of First Data prior to the completion of the Merger and the board of directors of Fiserv following the completion of the Merger.

This prospectus supplement relates to the shares of Fiserv Common Stock issuable following the Merger upon the exercise, vesting or settlement of those assumed Legacy First Data Awards held by Former Employees originally granted under the Legacy First Data Plans, which consist of stock options and restricted stock unit awards. At the present time, Fiserv does not intend to issue any new awards under the Legacy First Data Plans.

Overview of the 2007 Plan

General

The 2007 Plan became effective on September 24, 2007, was restated on January 1, 2014, and was subsequently amended and restated on January 1, 2015. The plan expired on September 24, 2017, but certain awards made on or before the expiration of the plan extended beyond such expiration. Under the plan, First Data granted stock options and other stock-based awards for the purpose of attracting, retaining and motivating employees, and to further align the interests of participating employees with those of First Data’s stockholders. Since September 28, 2015, no further grants have been made under the 2007 Plan.

Upon completion of the Merger, stock options and other stock-based awards granted under the 2007 Plan were converted into corresponding awards with respect to Fiserv Common Stock, subject to appropriate adjustments to the number of shares and, where applicable, the exercise price of each such equity award, as described in the section entitled “Treatment of Legacy First Data Awards Held by Former Employees in the Merger” below.

Purpose

Prior to the completion of the Merger, the purpose of the 2007 Plan was to promote First Data’s long-term financial interests and growth by attracting and retaining employees, to motivate employees by means of growth-related incentives to achieve long range goals, and to further align the interests of participants with those of First Data’s stockholders through opportunities for stock, or stock-based, ownership in First Data.

Administration

The committee administers the 2007 Plan. The committee has the power and authority to administer, construe and interpret the 2007 Plan, to make rules for carrying it out and to make changes to such rules, in each case consistent with the basic purposes of the plan. The committee may delegate its duties under the plan to the Chief Executive Officer and other senior officers, subject to applicable law and any conditions and limitations that the committee prescribes. Only the committee may designate and make grants to the Chief Executive Officer and other senior officers.

The terms, conditions and limitations of each grant are set forth in a grant agreement, in a form approved by the committee and consistent with the terms of the 2007 Plan. Such grant agreement contains, among other things, provisions dealing with the treatment of grants in the event of the termination of employment or other service relationship, and the death or disability of a participant. No election as to benefits or exercise of any grant may be made during a participant’s lifetime by anyone other than the participant, except by a legal representative appointed for or by the participant.

Types of Grants

Stock Options

Under the 2007 Plan, the committee granted options to purchase shares of First Data Class B Common Stock. The grant agreement includes the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the prior committee deemed appropriate, including the right to receive dividend equivalent payments on vested options. The exercise price per share of a stock option is not less than the fair market value of First Data Class B Common Stock on the date the stock option was granted, subject to later adjustment as provided in the plan.

Payment of the stock option exercise price will be made (1) in cash, (2) with the committee’s consent, in shares of First Data Common Stock (valued at fair market value on the date of exercise) that the participant has held for at least six months (or such other period of time as may be required by our accountants to avoid liability accounting), (3) through the withholding of shares (valued at fair market value on the date of exercise) otherwise issuable upon the exercise of the stock option, or (4) a combination of the foregoing methods, in each case in accordance with the terms of the plan, the grant agreement and any applicable guidelines of the committee. A stock option may not be exercised more than ten years after the date it is granted.

Amendment or Termination

The committee is authorized to make such amendments to any terms and conditions applicable to outstanding grants that are consistent with the 2007 Plan. However, the committee may not modify any grant in a manner that adversely impacts a participant with respect to any outstanding grants, other than in a de minimis manner, without the participant’s consent, with certain exceptions.

Our board of directors may not take any such action that would increase the aggregate number of shares available for grants under the plan, decrease the price of outstanding grants, change the requirements relating to the committee, or extend the term of the plan, in each case, without shareholder approval. Moreover, our board of directors may not take any action that would adversely impact a participant with respect to any outstanding grants, other than in a de minimis manner, without the participant’s consent, with certain exceptions.

Adjustment in the Event of Changes in Capitalization and Certain Other Events

In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, change in control, dividend payment (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence affecting our equity securities or their value, the committee will (1) adjust the number and kind of shares subject to the plan and available for or covered by grants, (2) adjust the share prices related to outstanding grants, and/or (3) take such other action (including providing for payment of a cash amount to holders of outstanding grants), as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the plan and any outstanding grants, without adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Any such adjustment made or action taken by the committee will be final and binding upon holders of grants and upon us.

Change in Control

In the event of a change in control, if determined by the committee in the applicable grant agreement or otherwise determined by the committee in its sole discretion, any outstanding grants then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, in each case, as of immediately prior to such change in control. In addition, in the event of a change in control, the committee may, to the extent determined by the committee to be permitted under Section 409A of the Code, but will not be obligated to:

•

cancel such awards for fair value (as determined in the committee’s sole discretion), which in the case of options, may equal the excess, if any, of the value of the consideration to be paid in the change in control transaction to holders of the same number of shares of common stock subject to such options (or, if no consideration is paid in such transaction, the fair market value of the shares subject to such options) over the aggregate option price of such options;

•

provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected grants previously granted under the plan (as determined by the committee in its sole discretion); or

•

provide that for a period of at least ten business days prior to the change in control, any stock options will be exercisable as to all shares subject to such options, and that upon the occurrence of the change in control, such options will terminate (provided that participants have the ability to pay for the shares for which such stock options are being exercised by electing to have the number of shares that would otherwise be issued to the participant reduced by a number of shares with an equivalent fair market value to the payment that would otherwise be made to us and the minimum statutory withholding that would have otherwise had to have been paid to us in connection with such exercise).

Overview of the 2015 Plan

General

The 2015 Plan, which was effective on October 14, 2015, was adopted by the board of directors of First Data on September 28, 2015 and approved by First Data’s stockholders on October 13, 2015. Under the 2015 Plan, First Data was able to grant stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, other cash-based awards and performance compensation awards to First Data’s employees and other service providers. The 2015 Plan expires on September 28, 2025, on and after which date no award may be granted.

Upon completion of the Merger, stock options and other stock-based awards granted under the 2015 Plan were converted into corresponding awards with respect to Fiserv Common Stock, subject to appropriate adjustments to the number of shares and, where applicable, the exercise price of each such equity award, as described in the section entitled “Treatment of Legacy First Data Awards Held by Former Employees in the Merger” below.

Purpose

Prior to the completion of the Merger, the 2015 Plan was designed to provide a means through which First Data may attract and retain key personnel and to provide a means whereby First Data’s directors, officers, employees, consultants and advisors could acquire an equity interest in the company, or be paid incentive compensation, including incentive compensation measured by reference to the value of First Data Class A Common Stock, thereby strengthening their commitment to First Data’s welfare and aligning their interests with First Data’s stockholders. Prior to the completion of the Merger, it was also intended that the 2015 Plan allow First Data to grant awards that would constitute performance-based compensation for certain First Data executive officers, as described in Section 162(m) of the Code.

Administration

The committee administers the 2015 Plan. The committee has sole and plenary authority to designate participants in the plan; determine the type, size and other terms and conditions of awards; interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the plan and any instrument or agreement relating to, or award granted under, the plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as it may deem appropriate for the proper administration of the plan; adopt sub-plans for participants outside of the United States; and make any other determination and take any other action that it deems necessary or desirable for the administration of the plan. Unless otherwise prohibited by applicable law or the applicable rules and regulations of any securities exchange on which our securities are listed, the committee may delegate any or all of its powers or responsibilities to any person or persons it determines, including one or more of our officers (except for grants to non-employee directors and grants intended to qualify for certain exemptions under Rule 16b-3 promulgated under the Exchange Act or Section 162(m) of the Code).

The committee may also, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, but the consent of the participant is required if any such amendment or modification would materially and adversely affect the rights of the participant with respect to such award.

Types of Awards

Stock Options

At the end of its term, a stock option will expire, but may also expire earlier upon certain terminations of employment or service, as described in more detail below. Stock options will become vested and exercisable as specified in the applicable award agreement.

Stock options which have become vested and exercisable may be exercised by delivery of written or electronic notice of exercise to us and accompanied by payment of the aggregate exercise price and any applicable withholding and other tax obligations. The aggregate exercise price is the per share exercise price multiplied by the number of shares purchased. The applicable per share exercise price is specified in the award agreement and may not be less than the fair market value of one share of First Data Class A Common Stock on the date of grant (or in the case of incentive stock options held by certain individuals, 110% of such fair market value). Fair market value is deemed to be the closing price of First Data Class A Common Stock as reported on the primary exchange on which First Data Class A Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported.

A holder of a stock option previously granted under the 2015 Plan may pay the aggregate exercise price (1) in cash, check, cash equivalent and/or shares of First Data Class A Common Stock valued at the fair market value at the time of exercise; provided, that such shares of First Data Class A Common Stock are not subject to any pledge or other security interest and have been held by the holder for at least six months (or such other period as established from time to time by the committee in order to avoid adverse accounting treatment applying GAAP); or (2) unless otherwise determined by the committee, whether in an award agreement or otherwise: (A) in other property having a fair market value on the date of exercise equal to the exercise price; (B) if there is a public market for First Data Class A Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which we are delivered a copy of irrevocable instructions to a stockbroker to sell the shares otherwise issuable upon the exercise of the stock option and to deliver promptly to us an amount equal to the aggregate exercise price; (C) a “net exercise” procedure effected by withholding the minimum number of shares otherwise issuable in respect of a stock option that are needed to pay the aggregate exercise price and all applicable required withholding and any other applicable taxes; or (D) by such other method as the committee may permit, in its sole discretion. Any fractional shares will be settled in cash.

No shares of First Data Class A Common Stock will be issued pursuant to any exercise of a stock option until the full aggregate exercise price is received by us and the holder has also paid to us an amount equal to any federal, state, local and non-U.S. income, employment and all other applicable taxes required to be withheld, pursuant to any method which the committee may permit. The holder will have none of the rights of a shareholder until the shares of First Data Class A Common Stock are issued to the holder.

A holder may not exercise a stock option after it expires, nor may such holder exercise a stock option, except as described below, unless such holder is employed and has been continuously employed by the company since the date the option was granted.

All stock options normally expire at the end of the applicable stock option term. However, stock options generally will expire before that date if the holder’s employment or service terminates before that date. Generally, unless otherwise provided by the committee in an award agreement or otherwise, upon the termination of the holder’s employment or service with us (1) for cause, all stock options will immediately terminate and expire; (2) by reason of death or permanent disability, each outstanding unvested stock option will immediately terminate and expire, and each outstanding vested stock option will remain exercisable for one year following such termination (but in no event beyond the expiration of the original stock option term); and (3) for any other reason, each outstanding unvested stock option will immediately terminate and expire, and each outstanding vested stock option will remain exercisable for ninety days following such termination (but in no event beyond the expiration of the original stock option term).

A holder will not be permitted to exercise a stock option in a manner which the committee determines would violate applicable laws or applicable rules and regulations of any securities exchange on which our securities are listed or traded.

Restricted Stock and Restricted Stock Unit Awards

The plan allows the committee to grant to eligible persons both shares of restricted stock or restricted stock units (which generally represent the right to receive, upon the expiration of the applicable restricted period, one share of First Data Class A Common Stock, or, in the committee’s sole discretion, the cash value thereof (or any combination thereof)).

A holder of restricted stock units previously granted under the 2015 Plan will not have the rights and privileges of a shareholder unless or until the restricted stock unit is settled in shares of First Data Class A common stock. Notwithstanding this, if provided in the applicable award agreement, a holder may be entitled to dividend equivalent payments, which will be reserved and be payable at the same time as the underlying restricted stock units are settled.

The restricted period with respect to the restricted stock and restricted stock units will be set forth in an applicable award agreement and will lapse, and the restricted stock and restricted stock units will vest, in such manner and on such date(s) or upon such event(s) as determined by the committee.

Amendment or Termination

Our board of directors may generally amend, alter, suspend, discontinue or terminate the plan, but no amendment, alteration, suspension, discontinuance or termination will be made without the approval of our shareholders if (1) such approval is necessary to comply with any regulatory requirements or for changes in GAAP to new accounting standards; (2) it would materially increase the number of securities which may be issued under the plan; or (3) it would materially modify the requirements for participation in the plan.

Non-Transferability of Awards

An award granted under the 2015 Plan will not be transferable or assignable by an award recipient (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) except by will or by the laws of descent and distribution. The committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred to certain of the holder’s related parties or as charitable contributions for federal income tax purposes, subject to certain additional terms and conditions.

Adjustment in the Event of Changes in Capitalization and Certain Other Events

In the event of (A) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of First Data Class A common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of First Data Class A Common Stock or other securities of ours, issuance of warrants or other rights to acquire shares of First Data Class A Common Stock or other securities of ours, or other similar corporate transaction or event that affects shares of First Data Class A Common Stock (including a change in control of the company); or (B) unusual or nonrecurring events affecting us, or changes in applicable rules, rulings, regulations or other requirements, that, in either case, the committee in its sole discretion determines could result in substantial dilution or enlargement of the rights intended to be granted to or available for participants, then the committee:

•

will make such proportionate substitution or adjustment, if any, that it deems equitable to any or all of (1) the aggregate number of shares reserved for issuance under the plan, or any other limit applicable under the plan with respect to the number of awards which may be granted; (2) the number of shares of First Data Class A Common Stock or other securities of ours (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted; and (3) the terms of any outstanding award, including, without limitation (1) the number of shares or other securities of the company (or number and kind of securities of any other property) subject to the outstanding awards or to which the outstanding awards relate, (2) the exercise price or the strike price with respect to any award, or (3) any applicable performance measures; provided, that in the case of any “equity restructuring” the committee shall make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring;

•

may provide, in its sole discretion, for a substitution or assumption of awards (or awards of an acquiring company), for an acceleration of the exercisability of, lapse of restrictions on, or termination of, awards, or for a period of time to exercise outstanding awards prior to the occurrence of such event (and any such award not so exercised will terminate upon the occurrence of such event); and

•

may provide, in its sole discretion, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, for the cancellation of any one or more outstanding awards and payment to the holders of such vested awards, the value of such awards, if any, as determined by the committee (it being understood that, in such event, any stock option or stock appreciation right having a per share exercise price or strike price equal to, or in excess of, the fair market value of a share of First Data Class A Common Stock may be canceled and terminated without any payment or consideration for such cancellation) or in the case of restricted stock, restricted stock units or other stock-based awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such restricted stock, restricted stock units or other stock-based awards prior to cancellation, or the underlying shares in respect thereof.

Certain Additional Terms of the Legacy First Data Plans

U.S. Tax Aspects of Awards

The tax consequences of awards granted under the plan are complex and may depend on the surrounding facts and circumstances. The following provides a brief summary of certain significant federal income tax consequences to a participant who is a citizen or resident of the United States, under existing U.S. law as of the date of this prospectus. This summary is not a complete statement of applicable law and is based upon the Code, the regulations promulgated thereunder, as well as administrative and judicial interpretations of the Code as in effect on the date of this description. If federal tax laws, or the interpretations of such laws, change in the future, the information provided in this section may no longer be accurate. This section does not discuss state, local, employment or foreign tax consequences and does not discuss the loss of deduction provisions of Section 280G of the Code, the excise tax provisions of Section 4999 of the Code, or the consequences of a failure to comply with Section 409A of the Code, each of which may be applicable in the circumstances described below. This section also does not discuss the effect of gift, estate, or inheritance taxes, which may be applicable. Therefore, it is recommended that a grant or award recipient consult with a tax advisor before taking any action with respect to any award received under the Legacy First Data Plans.

Non-Qualified Stock Options: A holder will have taxable income upon the exercise of a non-qualified option equal to the excess of the fair market value of First Data Class A Common Stock over the stock option price multiplied by the number of shares subject to exercise (referred to as the “option spread”) and we will generally be entitled to deduct that amount for federal income tax purposes. This taxable income will be taxed as ordinary compensation income.

Taxable income recognized from exercise of non-qualified options is subject to federal and applicable state and local income tax withholding. FICA taxes comprised of Social Security and Medicare taxes must also be withheld on the taxable income recognized at exercise.

Holders may incur a tax liability on the subsequent disposal of shares acquired from a stock option if these shares are sold at a gain. The holder will be responsible for paying any tax due and ensuring that any sale of the shares is reported to the tax authorities as required by applicable law. When a holder sells or otherwise disposes of their shares, an amount equal to the difference between the sale or other disposition price of these shares and the cost basis of these shares will be treated as a capital gain or loss. The cost basis is equal to the amount previously taxed to the holder as compensation income plus the option price.

If the shares that sell at a gain have been held for less than one year, a short-term capital gain will be recognized which gain is subject to tax at ordinary income tax rates. For shares that are sold at a gain that have been held one year or longer, a long-term capital gain will be recognized which is currently subject to tax at reduced rates. If the shares are sold at a loss because the cost basis of the shares exceeds the sale or other disposition price of the shares, the loss will be a capital loss, the use of which is limited on individual federal income tax return.

Restricted Stock and Restricted Stock Units: Generally, a holder will recognize taxable income on the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date) or when a restricted stock unit is settled in First Data Class A Common Stock or cash, as applicable, and we will generally be entitled to a deduction for federal income tax purposes in the same amount. The taxable income from the award will be equal to the difference between the fair market value of the shares on such date and the amount paid for such shares, if any. This income is taxed in the same manner and at the same rates as other compensation income. If the holder makes an election under Section 83(b) of the Code, to the extent applicable, he or she will have taxable income at the time of grant equal to the difference between the fair market value of the shares on such date and the amount paid for such shares, if any.

Taxable income recognized from an award on the vesting date or date of settlement, as applicable, is subject to federal income tax withholding, as well as any applicable state and local income tax withholding. FICA taxes, which consist of Social Security and Medicare taxes, must be withheld on the value of any shares that vest for tax purposes. A holder may be subject to a Medicare tax of 3.8% on “net investment income” for each year in which the holder’s income (with certain adjustments) exceeds a specified amount. Net income and gain from the shares will be included in “net investment income” for that purpose.

A holder may incur a tax liability when subsequently disposing of shares acquired from an award if those shares are sold at a gain. The holder will be responsible for paying any tax due from that sale and ensuring that any sale of First Data Class A Common Stock is reported to the appropriate tax authorities as required by applicable law. When a holder sells or otherwise disposes of any shares of First Data Class A Common Stock, an amount equal to the difference between the sale or other disposition price of such shares and the cost basis of such shares will be treated as a capital gain or loss. The cost basis of the shares is equal to the amount previously taxed as compensation income plus any amounts paid for the shares. The holding period of such shares begins on the date such shares are vested (or, where an election is made under Section 83(b) of the Code, on the date they were issued). If the shares sold at a gain are held for one year or less, a short-term capital gain will result and the seller will be subject to tax at ordinary income tax rates. For shares sold at a gain that are held for more than one year, a long-term capital gain will result. If the shares are sold at a loss because the cost basis of the shares exceeds the disposition price of the shares, the loss will be a capital loss, the use of which is limited on an individual federal income tax return.

Special Rules Applicable to Corporate Insiders

The Legacy First Data Plans are not governed by the Employee Retirement Income Security Act of 1974, as amended, and are not qualified under Section 401(a) of the Code.

Governing Law

The Legacy First Data Plans and awards granted under the plans are governed by and construed under the laws of the State of Delaware and applicable federal laws.

Resale Restrictions

Our officers and directors or those otherwise deemed, under applicable rules and regulations, to be in a position to control the company may reoffer or resell shares acquired under the plan only in connection with a separate registration statement which has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”) or under an available exemption under the Securities Act, including the exemption provided by Rule 144 or any successor provisions thereunder, subject to certain limitations contained in Rule 144 but without regard to the six-month holding period provided for under Rule 144. We generally have no obligation to file or have declared effective any registration statement in connection with the resale of any securities acquired pursuant to the plan. If a holder acquires shares of First Data Class A Common Stock pursuant to the Legacy First Data Plans, he or she should consult with us or his or her own legal counsel to ascertain whether or not such holder’s position with us or percent of First Data Class A Common Stock holdings requires compliance with the resale restrictions described above.

Federal and state securities laws and certain of our policies prohibit employees from purchasing or selling (or recommending that others purchase or sell) any of our securities while they are aware of “material non-public information” about our company (other than pursuant to a company approved 10b5-1 trading plan), among other prohibitions set forth in our policies. Moreover, the prohibition applies even if the employee does not rely upon or use the “material non-public information” in deciding to purchase or sell our securities.

“Material information” is information that a reasonable investor would likely consider important in making a decision to buy, sell or hold our securities. “Material information” may be positive or negative. Any information (financial or otherwise) that might affect the price of our stock or other securities is likely to be considered material. Information is considered “non-public” until it has been widely distributed to the public and the public has had time to absorb and evaluate the information. Information may still be “non-public” even though it is widely known throughout the company.

Treatment of Legacy First Data Awards Held by Former Employees in the Merger

At the Effective Time, the Legacy First Data Equity Awards held by Former Employees, consisting of First Data stock options and restricted stock unit awards granted after the initial public offering of First Data, whether vested or unvested (the “Former Employee Post-IPO Awards”), were converted into Fiserv equity awards as described below, and will be subject to “double-trigger” vesting under certain circumstances.

At the Effective Time, the Former Employee Post-IPO Awards were converted into equity awards denominated in shares of Fiserv Common Stock and will continue to be governed by the same terms and conditions as were applicable prior to the Effective Time. Each such restricted stock unit award that was a Former Employee Post-IPO Award was converted into an award denominated in shares of Fiserv Common Stock based on the Exchange Ratio, and each such stock option award that was a Former Employee Post-IPO Award was converted into an option to purchase a number of shares of Fiserv Common Stock equal to the number of shares of First Data Common Stock subject to such option award multiplied by the Exchange Ratio, with an exercise price per share equal to the exercise price per share of such stock option immediately prior to the Effective Time divided by the Exchange Ratio.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the shares of Fiserv Common Stock that are issuable upon the vesting, settlement or exercise of certain equity awards held by Former Employees that are assumed by Fiserv and converted into equity awards in respect of shares of Fiserv Common Stock in connection with Fiserv’s acquisition of First Data. “Former Employees” includes executors, administrators or beneficiaries of the estates of deceased employees, guardians or members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees and directors. Fiserv is offering these shares of Fiserv Common Stock directly to the holders of these equity awards according to the terms of the underlying equity award agreements. Fiserv is not using an underwriter in connection with this offering. These shares of Fiserv Common Stock will be listed for trading on NASDAQ.

In order to facilitate the vesting, settlement or exercise of any such equity awards, Fiserv will furnish, at its expense, such reasonable number of copies of this prospectus supplement and the accompanying prospectus to each Former Employee holding such equity award as such holder may request, together with instructions that copies be delivered to the beneficial owners of such equity awards.

LEGAL MATTERS

The validity of the shares of Fiserv Common Stock offered hereby has been passed upon by Ms. Lynn S. McCreary, our Chief Legal Officer and Secretary of the Company. At the time of rendering the legal opinion, Ms. McCreary beneficially owned shares of the Company’s Common Stock representing less than 1% of the total outstanding shares of the Company’s Common Stock.

EXPERTS

Fiserv

The consolidated financial statements of Fiserv, Inc. incorporated into this prospectus supplement by reference from Fiserv, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Fiserv, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph regarding the company’s adoption of a new accounting standard and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

First Data

The consolidated financial statements and schedule of First Data Corporation as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated by reference into this prospectus supplement and the accompanying prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference herein. Such consolidated financial statements and schedule have been incorporated by reference herein in reliance on such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Wells Fargo Merchant Services, LLC as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, appearing in First Data’s Form 10-K for the year ended December 31, 2018, filed on February 27, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Prospectus

Debt Securities, Common Stock, Preferred Stock, Depositary Shares,

Warrants, Purchase Contracts and Units

We may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of the securities we may offer.

We may offer and sell the following securities:

•	senior debt securities, which may be convertible into our common stock or other securities or property;

•	common stock;

•	preferred stock, which may be convertible into our common stock or other securities;

•	depositary shares;

•	warrants to purchase common stock, preferred stock, depositary shares or debt securities;

•

contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above; and

•	units consisting of one or more debt securities or other securities.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement applicable to the specific issue of securities carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. Each applicable prospectus supplement to this prospectus will provide the specific terms of the plan of distribution.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “FISV.”

Investment in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and in any applicable prospectus supplement for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 20, 2018.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “we,” “us,” “our” or “ours” refer to Fiserv, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any free writing prospectus we file with the SEC. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus or any prospectus supplement, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus and any prospectus supplement, is accurate as of any date other than the respective dates of those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference in this prospectus or any prospectus supplement, contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe our future plans, objectives or goals are also forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus or any supplement to this prospectus involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, that could cause actual results to differ materially from our current expectations. The factors that may affect our results include, among others: pricing and other actions by competitors; the capacity of our technology to keep pace with a rapidly evolving marketplace; the impact of a security breach or operational failure on our business; the effect of legislative and regulatory actions in the United States and internationally; our ability to comply with government regulations; our ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of our strategic initiatives; the impact of market and economic conditions on the financial services industry; and other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other documents that we file with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or the date of the incorporated document. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

FISERV, INC.

We are a leading global provider of financial services technology. We are publicly traded on the NASDAQ Global Select Market and part of the S&P 500® Index. We serve clients worldwide, including banks, credit unions, investment management firms, leasing and finance companies, billers, retailers, and merchants. We provide account processing systems; electronic payments processing products and services, such as electronic bill payment and presentment services, account-to-account transfers, person-to-person payments, debit and credit card processing and services, and payments infrastructure services; internet and mobile banking systems; and related services including card and print personalization services, item processing and source capture services, loan origination and servicing products, and fraud and risk management products and services. Most of the services we provide are necessary for our clients to operate their businesses and are, therefore, non-discretionary in nature. Our operations are principally located in the United States where we operate data and transaction processing centers, provide technology support, develop software and payment solutions, and offer consulting services.

We are a Wisconsin corporation and our principal executive offices are located at 255 Fiserv Drive, Brookfield, Wisconsin 53045. Our telephone number is (262) 879-5000.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table presents our ratios of consolidated earnings to fixed charges for the periods presented.

	Six Months Ended June 30,	Years Ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (1)	9.0x	7.2x	7.3x	6.1x	6.2x	5.5x

(1)

For purposes of calculating the ratios of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and income from investments in unconsolidated affiliates, plus fixed charges. Fixed charges consist of interest expensed, amortized discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above. Accordingly, our ratios of earnings to combined fixed charges and preference dividends are the same as those presented in the table of ratios of earnings to fixed charges set forth above for each of the respective periods presented.

USE OF PROCEEDS

We will describe the use of the net proceeds from the sales of the securities in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue in the form of one or more series from time to time, separately, upon exercise of a debt warrant, in connection with a purchase contract or as part of a unit. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee.

We have summarized selected provisions of the indenture below. The summary is not complete. The indenture has been filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to article or section numbers of the indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the indenture, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The indenture provides that debt securities in separate series may be issued under the indenture from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series (Section 301). We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the indenture.

The applicable prospectus supplement will set forth or describe the following terms of each series of such debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be offered;

•	the person to whom any interest on the debt securities will be payable;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate or rates that the debt securities will bear and the interest payment dates for the debt securities;

•	the places where payments on the debt securities will be payable;

•	any periods within which, and terms upon which, the debt securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	whether the debt securities are defeasible and any changes or additions to the indenture’s defeasance provisions;

•	whether the debt securities are convertible into our common stock or other securities or property and, if so, the terms and conditions upon which conversion will be effected;

•	any addition to or change in the events of default with respect to the debt securities;

•	any addition to or change in the covenants in the indenture; and
•	any other terms of the debt securities not inconsistent with the provisions of the indenture (Section 301).

The indenture does not limit the amount of debt securities that may be issued. The indenture allows debt securities to be issued up to the principal amount that we may authorize and may be in any currency or currency unit we designate.

Debt securities, including Original Issue Discount Securities (as defined in the indenture), may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Conversion Rights

The debt securities may be converted into our common stock or other securities or property, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holders of such series of debt securities, the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of such series of debt securities.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose all or substantially all of our assets to, any person, and may not permit any person to consolidate with or merge into us, unless:

•

the successor person (if any) is a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations with respect to the debt securities under the indenture;

•	immediately after giving pro forma effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, exists; and

•

we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction and the related supplemental indenture comply with the applicable provisions of the indenture and all applicable conditions precedent have been satisfied (Section 801).

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt securities of that series when due, that is not cured within 30 days;

(3)	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, that is not cured within 30 days;

(4)

failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series or that is not made applicable to that series), that is not cured within 90 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture; or
(5)	certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

If an event of default (other than an event of default with respect to Fiserv, Inc. described in clause (5) above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the trustee by notice to us or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to us and the trustee may declare the principal amount of the debt securities of that series (or, in the case of any Original Issue Discount Security, such portion of the principal amount of such security as may be specified in the terms of such security) to be due and payable immediately. If an event of default with respect to Fiserv, Inc. described in clause (5) above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture (Section 502). For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default has occurred and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders have offered to the trustee reasonable indemnity (Section 603). Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series (Section 512).

No holder of a debt security of any series will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	such holder gives the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series made a written request to pursue the remedy, and such holders have offered reasonable indemnity, to the trustee for losses incurred in connection with pursuit of the remedy; and

•

the trustee fails to comply with the request, and does not receive from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

However, such limitations do not apply to a suit instituted by a holder of a debt security to enforce the payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security (Sections 507 and 508).

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults (Section 1004).

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of any debt security;

•	change the place, manner or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any debt securities in a manner adverse to the holders of such debt securities;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	change the ranking of any series of debt securities (Section 902).

Unless otherwise specified in the prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture (Section 902). The holders of a majority in principal amount of the outstanding debt securities of any series may also waive any past default under the indenture, except a default:

•	in the payment of principal, premium or interest or the payment of any redemption, purchase or repurchase price;

•	arising from our failure to convert any debt security in accordance with the indenture; or

•	of certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series (Section 513).

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to any series of debt securities (except as to any surviving rights of registration of transfer or exchange of debt securities expressly provided for in the indenture or any other surviving rights expressly provided for in a supplemental indenture) when:

•	either:

•

all debt securities that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•

all debt securities that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have deposited with the trustee as trust funds U.S. dollars or U.S. government obligations in an amount sufficient, to pay the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•

we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that we have satisfied all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities (Section 401).

Legal Defeasance and Covenant Defeasance

Legal Defeasance. We will be discharged from all our obligations with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

(1)

we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)

no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit or, with respect to any event of default described in clause (5) under “—Events of Default,” at any time until 90 days after such deposit;

(3)	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound; and

(4)

we have delivered to the trustee an opinion of counsel to the effect that such defeasance will not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1302 and 1304).

Covenant Defeasance. The indenture provides that we may elect, at our option, that our failure to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain events of default which are described above in clause (4) under “—Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), and (4) under the heading —“Legal Defeasance and Covenant Defeasance” above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments (Sections 1303 and 1304).

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Because this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 1,800,000,000 shares of common stock, $.01 par value per share, and 25,000,000 shares of preferred stock, no par value per share. We will disclose in an applicable prospectus supplement the number of shares of our common stock then outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Common Stock

Subject to Section 180.1150 of the Wisconsin Business Corporation Law (described below under “—Statutory Provisions”), holders of our common stock are entitled to one vote for each share of common stock held by them on all matters properly presented to shareholders. Subject to the prior rights of the holders of any shares of our preferred stock that are outstanding, our board of directors may at its discretion declare and pay dividends on our common stock out of our earnings or assets legally available for the payment of dividends. Subject to the prior rights of the holders of any shares of our preferred stock that are outstanding, if we are liquidated, any amounts remaining after the discharge of outstanding indebtedness will be paid pro rata to the holders of our common stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized to issue our preferred stock in series and to fix the voting rights; the designations, preferences, limitations and relative rights of any series with respect to the rate of dividend, the price, the terms and conditions of redemption; the amounts payable in the event of voluntary or involuntary liquidation; sinking fund provisions for redemption or purchase of a series; and the terms and conditions on which a series may be converted.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Statutory Provisions

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of public Wisconsin corporations such as us held by any person or persons acting as a group in excess of 20% of our voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareholders. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as us and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder’s acquisition of shares before these shares are acquired.

Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement.

Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Fiserv, Inc. and the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities.

We will describe the particular terms of any depositary shares we offer in the applicable prospectus supplement. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

SELLING SHAREHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), we may add secondary sales of shares of our common stock by any selling shareholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

PLAN OF DISTRIBUTION

We may sell our securities, and any selling shareholder may sell shares of our common stock, in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

We or any selling shareholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the NASDAQ Global Select Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us, our subsidiaries or any selling shareholder in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position.

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

•

our Current Reports on Form 8-K as filed with the SEC on each of February 7, 2018 (excluding the furnished portions thereof), February  27, 2018, April 2, 2018, May  24, 2018, September 20, 2018 and September 20, 2018; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, dated September 3, 1986, and any amendment or report updating that description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Fiserv, Inc.

255 Fiserv Drive

Brookfield, WI 53045

(262) 879-5000

Attention: Secretary

You can also find these filings on our website at www.fiserv.com. We are not incorporating the information on our website other than these filings into this prospectus.

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Fiserv, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of Fiserv, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.